Exhibit 23.4

CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

As oil and gas consultants, we hereby consent to the incorporation by reference in this registration Statement of Form S-3 of our report dated February 5, 2007 included in Kinder Morgan Energy Partners, L.P.’s Annual Report on Form 10-K for the year ended December 31, 2006, and to the reference to us under the caption “Experts” appearing in such Registration Statement.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Danny D. Simmons
Danny D. Simmons
Executive Vice President

Houston, Texas

May 2, 2007